Nicor Gas
                                                                       Form 8-K
                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE               FOR MORE INFORMATION
January 21, 2005                    Financial Contact:  Mark Knox, re: N-928
                                                        630 305-9500, ext. 2529

                                    Media Contact:      Don Ingle
                                                        630 983-8676, ext. 2939


NICOR ANNOUNCES APPOINTMENT OF NEW DIRECTOR AND DIRECTOR DEPARTURE


Naperville, IL - Nicor Inc. (NYSE: GAS) today announced the appointment of R. Eden Martin to the Nicor board of directors. He was also appointed to the board of directors of the company's principal subsidiary, Nicor Gas. Martin is a senior counsel and former chairman of the Management Committee of the law firm of Sidley & Austin - a predecessor of the current firm Sidley Austin Brown & Wood LLP. He is also the president of the Commercial Club of Chicago and the president of the Civic Committee of the Commercial Club of Chicago.

Martin, 64, currently serves on the boards of directors for Aon Corporation and the Chicago Board Options Exchange. He has nearly 40 years of experience practicing law, and has represented electric utilities, oil pipelines and railroads in a variety of regulatory and litigation matters at both the federal and state levels. He also represented accounting firms.

"R. Eden Martin is an outstanding addition to our board of directors," said Thomas L. Fisher, chairman and chief executive officer. "Martin's extensive experience and legal background working in various regulated industries, including energy, will bring a valuable perspective to Nicor."

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Mr. Martin holds a BA from the University of Illinois and an LLB from Harvard
University. Martin is a trustee and chair of the audit committee of Northwestern University; a trustee of the University of Illinois Foundation; a trustee and former chair for the Chicago Historical Society; and life trustee and former chair for the Ravinia Festival.

The company also announced that on January 20, 2005, Patricia A. Wier who has served on Nicor Inc.'s and Nicor Gas' boards of directors for more than 14 years, advised the company that she will not stand for re-election at the company's Annual Meeting of Stockholders on April 21, 2005. Wier was first elected to the Nicor board in 1990 and is currently a member of the company's compensation committee.

"Patricia Wier's knowledge, professionalism and enthusiasm have been instrumental to the effectiveness of our board of directors," said Fisher. "On behalf of the entire board, I express our deep appreciation for her excellent service and wish her the very best."

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns and has an equity interest in several energy-related businesses. For more information, visit the Nicor Web site at www.nicor.com.
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Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review and SEC and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing.
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